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Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Dividend Capital Total Realty Trust Inc.

We hereby consent to the use of our reports in this Registration Statement on Form S-11, the first of which is dated April 16, 2007, with respect to the statement of revenues and certain expenses for year ended December 31, 2006, for the Shackleford Office Center; the second of which is dated April 16, 2007, with respect to the statement of revenues and certain expenses for the period from March 1, 2006 through December 31, 2006, for Veteran's Boulevard; the third of which is dated April 16, 2007, with respect to the statement of revenues and certain expenses for the period from September 7, 2006 through December 31, 2006, for Commerce Center; the fourth of which is dated April 16, 2007, with respect to the statement of revenues and certain expenses for the period from April 13, 2006 through December 31, 2006, for Plainfield III; the fifth of which is dated April 16, 2007, with respect to the statement of revenues and certain expenses for the period from June 9, 2006 through December 31, 2006, for Patriot Drive I & II; the sixth of which is dated April 16, 2007, with respect to the statement of revenues and certain expenses for the year ended December 31, 2006, for the Concourse/Fortune Portfolio; the seventh of which is dated April 23, 2007, with respect to the statement of revenues and certain expenses for the year ended December 31, 2006, for the DDR JV I Portfolio; the eighth of which is dated February 9, 2007, with respect to the statement of revenues and certain expenses for the year ended December 31, 2005, for the Southfield Parkway; the ninth of which is dated February 9, 2007, with respect to the statement of revenues and certain expenses for the year ended December 31, 2005, for Washington Commons Office Park; the tenth of which is dated February 9, 2007, with respect to the statement of revenues and certain expenses for the year ended December 31, 2005, for Bandera Road Market Place; the eleventh of which is dated February 9, 2007, with respect to the statement of revenues and certain expenses for the year ended December 31, 2005, for 40 Boulevard Office Center; the twelfth of which is dated February 9, 2007, with respect to the statement of revenues and certain expenses for the year ended December 31, 2005, for Old Silver Springs Road; the thirteenth of which is dated February 14, 2007, with respect to the statement of revenues and certain expenses for the year ended December 31, 2005, for 2030 Hanson Way; the fourteenth of which is dated February 9, 2007, with respect to the statement of revenues and certain expenses for the period from July 6, 2005 through December 31, 2005, for 405 Pencader Drive; the fifteenth of which is dated November 17, 2006, with respect to the statement of revenues and certain expenses for the year ended December 31, 2005, for the DCT Portfolio; the sixteenth of which is dated November 8, 2006, with respect to the statement of revenues and certain expenses for the year ended December 31, 2005, for the Bala Pointe Office Centre; the seventeenth of which is dated August 3, 2006, with respect to the statement of revenues and certain expenses for the period from June 14, 2005 through December 31, 2005, for the Jay Street Office Park; the eighteenth, which is dated July 10, 2007, with respect to the statement of revenues and certain expenses for the year ended December 31, 2006, for the New England Retail Portfolio, all included herein. We further consent to the reference to our firm under the heading "Experts" in the prospectus.

Ehrhardt Keefe Steiner & Hottman PC

August 23, 2007
Denver, Colorado

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM